SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 29, 2005

ENVIRONMENTAL POWER CORPORATION

(Exact name of Company as specified in its charter)

Delaware	001-32393	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Cate Street, Fourth Floor, Portsmouth, New Hampshire 03801

(Address of principal executive offices, including zip code)

(603) 431-1780

(Company’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On June 29, 2005, Environmental Power Corporation (the “Company”) entered into an offer letter with John F. O’Neill (the “Offer Letter”) regarding Mr. O’Neill’s employment as Chief Financial Officer and Treasurer of the Company. The Offer Letter, which is effective as of July 1, 2005, provides for the following principal terms:

•	An annual salary of $200,000;

•	Subject to shareholder approval of the Company’s proposed 2005 Equity Incentive Plan, the grant of a non-qualified option to purchase 150,000 shares of the Company’s common stock, vesting as to 50,000 shares on July 1, 2005, and as to the balance in two equal annual installments on July 1, 2006 and July 1, 2007, at an exercise equal to the fair market value of the Company’s common stock on the date of grant;

•	Eligibility to participate at the same level as other executives reporting directly to the chief executive officer of the Company in any bonus plan adopted by the Company from time to time, subject to the terms of any such plan; and

•	Such medical, dental, retirement, vacation and other benefits as are made available from time to time to other similarly-situated employees of the Company, as well as a car allowance comparable to that afforded to other senior executives of the Company.

The Offer Letter further provides that, notwithstanding the fact that Mr. O’Neill will be an employee-at-will, he will be entitled to severance equal to twelve (12) months of his then current base salary if he is terminated without cause. In addition, if Mr. O’Neill is terminated without cause within six months following a change in control of the Company, the vesting of the option described above will accelerate in full.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On June 29, 2005, the Company terminated the employment of R. Jeffrey Macartney, its Chief Financial Officer and Treasurer.

The Company has appointed John F. O’Neill, age 48, to serve as its Chief Financial Officer and Treasurer effective as of July 1, 2005. From September 2002 to February 2004, Mr. O’Neill was Vice President, Finance, Chief Financial Officer and Treasurer of Constellation NewEnergy, a leading competitive supplier of electricity, natural gas and energy-related services to over 5,000 commercial and industrial customers throughout North America. From February 2000 until September 2002, Mr. O’Neill first served as Chief Financial Officer of the East Region of AES NewEnergy and subsequently as Vice President of Finance and Chief Financial Officer of AES NewEnergy. From 1997 to October 1999 and from March 2004 through June 2005, Mr. O’Neill was a principal of EGB Consulting, Inc., a consulting firm providing advice on mergers, acquisitions, business sales, turnaround management and recapitalizations, where he served as an outsourced chief financial officer for several clients, including serving in this capacity for National Energy Choice, an energy aggregation company of which Mr. O’Neill later became a partner, from October 1997 to February 2000. Mr. O’Neill was an accountant with KPMG Peat Marwick LLP (now KMPG LLP) from 1983 to 1996, attaining the position of Senior Manager. Mr. O’Neill holds a B.S. in Accounting from Bentley College.

A description of the material terms of Mr. O’Neill’s employment with the Company is included under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

On June 30, 2005, the Company issued a press release announcing its appointment of John F. O’Neill as its Chief Financial Officer and Treasurer. A copy of the press release issued in connection with this announcement is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Mr. O’Neill does not have any relationship and has not been involved in any related transaction with the Company that would require disclosure pursuant to Item 401(d) or Item 404(a) of Regulation S-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits
99.1	Press Release dated June 30, 2005.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ Kamlesh R. Tejwani
Kamlesh R. Tejwani
President and Chief Executive Officer

Dated: June 30, 2005

3